Exhibit 10.1

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

August 1, 2006

Mr. Mark Stolper

Primedex Health Systems, Inc.

Chief Financial Officer

1510 Cotner Avenue
Los Angeles, CA 90025

Dear Mr. Stolper:

Engagement and Services:

This letter is to confirm our understanding of the services our firm, MorganFranklin Corporation (“MorganFranklin” or “we”), are to provide Primedex Health Systems, Inc. (“Primedex” or “you”) to assist you from time to time in the evaluation of applicable accounting treatment, to provide support in the form of technical analysis related to accounting and financial reporting matters that may arise, and to provide additional point of view regarding preliminary conclusions reached bay management on certain matters.

We will endeavor to complete our work within the time period determined by you and the engagement leader identified below. Although MorganFranklin is not a public accounting firm, we will perform our work in accordance with Standards for Consulting Services established by the American Institute of Certified Public Accountants (“AICPA”). Accordingly, we will provide no opinion, attestation or other form of assurance with respect to our work or the information upon which our work is based. The procedures we will be performing will not constitute an examination or a review in accordance with generally accepted auditing standards or attestation standards. We will not audit or otherwise verify the information supplied to us in connection with this engagement, from whatever source, except as may be specified in this engagement letter.

It is the Primedex’s responsibility to establish and maintain their internal controls. In addition, it is the Company’s responsibility to determine the procedures deemed necessary in connection with your compliance with the provisions of the Act and related Securities and Exchange Commission (SEC) rules, to execute those procedures and to assess the results of your procedures adequacy thereof. We provide no opinion or other form of assurance with respect to your compliance with the Act, related SEC rules, or your procedures. We make no representation as to whether your procedures are sufficient for your purposes. Our services should not be taken to supplant inquiries and procedures that the Company should undertake for purposes of obtaining and using the information necessary in conjunction with the Company’s compliance with the provisions of the Act and related SEC rules.

You agree to provide us with all documentation and information, access to computer systems, codes and software, and access to your employees and consultants which we jointly agree to be necessary to complete our work. If we believe that any failure to make reasonably requested information or persons available interferes with our completing our work in accordance with the mutually agreed upon timeliness of our engagement objectives, we will so notify you. In such event, you will not hold us responsible and all fees and expenses will be paid to us in accordance with the terms of the engagement.

Our services and advice will be personal to you, and will be based, for the most part, on information that you provide to MorganFranklin in the course of our engagement. Reports and other deliverables, whether written or electronically produced, submitted by MorganFranklin to Primedex (“Reports”) will be solely for Primedex’s benefit and may not be relied upon by any third party. We will be available to review our Reports with senior management, the audit committee the auditors of Primedex and/or the board of directors of Primedex.

Staffing and Fees:

To ensure the highest level of service and attention, [***] will serve as the engagement leader and be responsible for our overall service delivery. He will report directly to Mark Stolper, Chief Financial Officer. In addition to the engagement leader, all of our clients are assigned a quality control officer who is kept informed of engagement activities and assists in ensuring the highest quality of service delivery, [***] will serve as the quality control officer.

[***] We will ensure, to the greatest extent possible, that the following people will service the account for the duration of the engagement:

MorganFranklin Personnel	Standard Monthly Rate
[***]	[***]

If, for whatever reason, additional MorganFranklin personnel are required, the applicable rates will be addressed and agreed upon prior to the additional personnel commencing fieldwork on the eagagement.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Our performance of services may involve direct and indirect costs that we will incur on your behalf. These disbursements and charges include items incurred and paid by us on your behalf such as long distance telephone charges, postage, special mail or delivery charges, transportation, meals, lodging and other costs necessary for out-of-town travel, photocopying, and use of other service providers such as printers or experts, if needed. These charges may include the actual costs plus administrative charges which cover our services and costs for advancing funds.

In the event MorganFranklin or its personnel are required pursuant to subpoens or other legal process to produce documents or provide testimony relating to this engagement in any administrative or judicial or quasi-judicial proceeding to which MorganFranklin is not a party, Primedex shall reimburse MorganFranklin for its professional time and expenses, including reasonable attorneys’ fees, incurred in responding to such request.

We will invoice monthly, payable net 30 days. Payment should be made in U.S. dollars, in checks or drafts payable to “MorganFranklin Corporation,” or via electronic transfer. Point of contact for all billing related matters is [***]

Limitations:

Our services will be rendered in good faith by qualified personnel and our reports will be based upon our good faith business and professional judgment. Accounting principles and their application vary from industry-to-industry, and the application of various accounting principles is often based upon facts and circumstances. Similarly, internal controls systems and procedures are often specially designed and implemented. The in-depth evaluation of internal controls is relatively new, and testing procedures continue to evolve. Unless expressly engaged for such purpose by Primedex, MorganFranklin will not be responsible for identifying material weaknesses significant deficiencies in internal controls, or identifying material errors, fraud or illegal acts. However, if any such matters come to our attention in the course of our work, we will so notify the appropriate Company representative(s).

MorganFranklin makes no other representation or warranty regarding either its services or Reports; any express or implied warranties arising from custom of usage in the accounting profession and warranties arising by operation of law are expressly disclaimed. Accordingly, (1) there can be no assurance that Primedex’s independent auditors, financial institutions, governmental agencies (including without limitation, the SEC) or any self-regulatory organization (e.g., securities exchange) will not challenge, perhaps successfully, financial reporting positions taken by Primedex after considering our Reports; (2) Primedex agrees that neither MorganFranklin, nor any of its personnel shall be liable, accountable or responsible, in damages or otherwise, to Primedex or its successors and assigns for any loss, damages, liability costs, or expense incurred or sustained that are attributable to any financial reporting position taken by Primedex in reliance upon MorganFranklin’s Reports; (3) Primedex shall indemnify, defend and hold harmless MorganFranklin and its personnel from and against any loss, liability, damage, cost or expense (including reasonable attorney’s fees) sustained or incurred as a result of any act or omission by Primedex, whether or not in reliance upon MorganFranklin reports.

[***] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

The foregoing shall not limit MorganFranklin’s liability or responsibility for its own gross negligence or willful misconduct.

In no event will MorganFranklin be liable for special, punitive, incidental or consequential damages even if we have bean advised of the possibility of such damages. Our maximum liability to Primedex, whether in tort, contracts, or otherwise, is limited to the amount of fees paid to us for our services under this engagement:

Dispute Resolution:

Any controversy or claim arising out of, or relating to the services covered by this letter or hereafter provided to Primedex shall be submitted first to voluntary mediation and, if mediation is not successful, then to binding arbitration. Such arbitration proceedings shall be conducted under the rules then prevailing of the American Arbitration Association in the city where this letter is signed by Primedex. The judgment or award of the arbitrators shall be binding and conclusive upon MorganFranklin and Primedex and may be entered in any court of competent jurisdiction.

We appreciate the opportunity to be of service to you and believe this letter accurately summarizes the significant terms of our engagement. If you have any questions, please let us know. If you agree with the terms of our engagement as described in this letter, please sign and return to us the enclosed copy of this letter.

Very truly yours,

/s/ Christopher Mann
Christopher Mann Senior Vice President-FAS

RESPONSE:

This letter correctly sets forth our understanding of the terms of your engagement.

Primedex Health Systems Inc.:

/s/ Mark D. Stolper
Officer signature

Chief Financial Officer
Title

8/23/06
Date

This letter is to confirm our understanding of the services of our firm, MorganFranklin Corporation (“we”), are to provide (“Primedex” or “you”) to assist you in: